Exhibit 99.3

Double Eagle Acquisition Corp.

Consent of Director Nominee

I hereby consent to being named as a nominee for Director in the Registration Statement of Double Eagle Acquisition Corp.

/s/ Fredric D. Rosen

Fredric D. Rosen